CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, made and entered into this 13th day of September, 2002 by and between FORTUNE NATURAL RESOURCES COMPANY (the "Borrower"), and ENERQUEST OIL & GAS, L.L.C. ("Lender").


                              W I T N E S S E T H:

      WHEREAS, on or about August 28, 2002 Lender and Borrower entered into that certain loan transaction (the "Loan") wherein Borrower received a loan from Lender in the amount of $450,000.00 evidenced by that certain Restated and Increased Promissory Note (the "Restated Note"); and

      WHEREAS, the Restated Note was an amendment, increase and restatement of that certain 10% Secured Promissory Note in the original principal sum of $200,000.00 (the "Original Note") dated as of May 14, 2002 from the Borrower in favor of Barry W. Blank, trustee, f/b/o Barry W. Blank Living Trust; and

      WHEREAS, the Original Note was purchased by Lender by virtue of that certain Transfer of Note and Lien dated as of August 28, 2002 from Barry W. Blank, trustee, f/b/o Barry W. Blank Living Trust, as Assignor, to Lender, as Assignee and thereafter amended, restated and increased pursuant to the terms and provisions of the Restated Note; and

      WHEREAS, Borrower has requested additional funding from Lender and Lender agrees to make additional advances to Borrower based on the terms hereof;

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

      1.1 Terms Defined Above. As used in this Agreement, the terms, "Borrower", "Restated Note", and "Lender" shall have the meaning assigned to such terms hereinabove. Defined terms used herein in the singular shall import the plural and vice versa.

      1.2 Additional Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

      "Advance" shall mean an advance of funds made by the Lender to the Borrower under this Agreement, including any amounts evidenced by the Lease Note.

      "Advance Request" shall mean a written request from any Borrower for an Advance under the Lease Loan, substantially in the form of Exhibit "A" attached hereto.

      "Affiliate" shall mean any Person, who, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent (10%) or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

      "Agreement" shall mean this Credit Agreement and all exhibits and schedules hereto, as the same may be amended, modified, supplemented or restated from time to time according to the terms hereof.

      "Available Commitment" shall mean that amount determined by subtracting the Lease Loan Balance from the Commitment Amount.

      "Base Rate" shall mean, at any time, ten percent (10%) per annum. Interest shall be calculated on the basis of a year of 360 days..

      "Borrowing Base" shall mean, at any time, the maximum amount of credit that Lender is willing to extend under the Lease Note as set forth on Exhibit "B" attached hereto and made a part hereof.

      "Bridge Notes" shall collectively mean a series of promissory notes in form and substance identical to the note attached as Exhibit "K" attached hereto and made a part hereof.

      "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Oklahoma.

      "Closing Date" shall mean the effective date of this Agreement.

      "Code" shall mean the United States Internal Revenue Code as amended from time to time.

      "Collateral" shall mean Borrower's Oil and Gas Properties, and any other Property of the Borrower, or any other Person, wherever located and whether now owned or existing or hereafter acquired or arising, that is now or at any time used or intended by any Borrower and the Lender to be subject to the Liens created in the Security Instruments or otherwise as security for the payment or performance of all or any portion of the Obligations, including, without limitation, products and proceeds existing in connection with any of the foregoing.

      "Commitment Amount" shall mean with respect to the Lease Loan, the lesser of the amount of: (A) $325,000.00; or (B) the amount determined set forth on Exhibit "B" for the dates established thereon.

      "Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Maturity Date.

      "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit "C", executed by the Responsible Officer and furnished to the Lender from time to time in accordance with this Agreement.

      "Contested in Good Faith" shall mean a matter (a) which is being contested in good faith by or on behalf of any Person, by appropriate and lawful proceedings diligently conducted, satisfactory to the Lender, and for which a reserve has been established in an amount determined in accordance with GAAP,
(b) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, and (c) in which a good faith contest will not materially detract from the value of the Collateral, materially jeopardize the rights of the Lender or the Borrower with respect thereto, materially interfere with the operation by any Borrower of its business, or otherwise have a Material Adverse Effect.

      "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefore,
(b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working capital or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

      "Current Assets" and "Current Liabilities" shall mean, at any time, all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on the balance sheet of the Borrower .

      "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

      "Default Rate" shall mean a per annum variable interest rate equal to the Base Rate plus five percent (5.00%), calculated on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day), but in no event exceeding the Highest Lawful Rate.

      "Environmental Complaint" shall mean any written complaint, order, directive, claim, citation, notice of environmental report or investigation or other notice by any Governmental Authority or any other Person with respect to
(a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property of any Borrower, (c) solid or liquid waste disposal, (d) either the use, generation, storage, transportation or disposal of any Hazardous Substance, or
(e) other environmental, health or safety matters affecting any Property of any Borrower or the business conducted thereon.

      "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Water Pollution Control Act, the Environmental Pesticides Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of any Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any so-called federal, state or local "Superfund" or "Superlien" statutes, (d) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (e) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

      "Event of Default" shall mean any of the events specified in Section 9.

      "Exploration Agreement" shall mean that certain Exploration Agreement dated February 1, 2002, by and among Borrower and PrimeEnergy Management Corporation, Channel Exploration, LLC, Cymraec Exploration, Inc., Lonesome Dove Petroleum, Inc., Braveheart Holdings, LLC, and Southwestern Eagle, LLC.

      "Financial Statements" shall mean statements of the financial condition of the Borrower as at the point in time and for the period indicated and consisting of at least (i) a balance sheet, (ii) an income statement, (iii) a statement of cash flow, and (iv) such other financial statements pertaining to the financial condition or operations of the Borrower as the Lender may request, all of which shall be certified by the Borrower's Responsible Officer as being prepared pursuant to GAAP consistently applied and when applicable in comparative form with respect to the corresponding period of the preceding fiscal period or as otherwise required by Lender.

      "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time during the term of this Agreement.

      "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB's), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority, including, without limitation, those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Environmental Law.

      "Highest Lawful Rate" shall mean the maximum non-usurious interest rate permissible under applicable laws of the State of Oklahoma or those of the United States of America applicable to the Lender, whichever authorizes the greater rate.

      "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all liabilities which would appear on a balance sheet of such Person, prepared in accordance with GAAP (b) all obligations of such Person evidenced by bonds, debentures, promissory notes or such similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and
(d) all obligations of others, to the extent any such obligation is secured by a Lien, except a Permitted Lien, on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

      "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Oklahoma or any other jurisdiction.

      "Law(s)" shall mean all applicable statutes, laws, ordinances, rules, rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any Governmental Authority or Tribunal.

      "Lease Loan" shall mean a revolving loan facility to be established by Lender in favor of Borrower and evidenced by the Lease Note.

      "Lease Loan Balance" shall mean, at any time, the outstanding principal balance of the Lease Note.

      "Lease Note" shall mean that certain revolving promissory note of the Borrower in the face amount of $325,000.00 in the form attached hereto as Exhibit "D-1", together with any and all renewals, extensions for any period, increases and rearrangements thereof

      "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, conditional sale or title retention arrangement, or any other interest in or encumbrance upon, property, which is designed to secure the repayment of Indebtedness, whether arising by agreement, under any Law or otherwise.

      "Litigation" shall mean any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Tribunal.

      "Loans" shall mean the loan facilities to be established by Lender in favor of Borrower pursuant to the terms hereof. The term also includes the sum of all advances from time to time outstanding under the Notes.

      "Loan Documents" shall mean this Agreement, the Notes, the Security Instruments and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes, or the Security Instruments, and all renewals and extensions of, or amendments or supplements to, or restatements of any or all of the foregoing from time to time in effect.

      "Material Adverse Effect" shall mean any set of circumstances or events which (a) would have any material adverse effect upon the validity or enforceability of any of the Loan Documents, (b) is or could reasonably be expected to become material and adverse to the consolidated business, condition (financial or otherwise), operations or prospects of the Borrower, (c) could reasonably be expected to materially impair any Borrower's ability to fulfill its obligations under the terms of the Loan Documents, or (d) causes a Default or an Event of Default.

      "Maturity Date" shall be February 1, 2005.

      "Mortgaged Properties" shall mean all Oil and Gas Properties of each Borrower as evidenced by its working interests, royalty interests, any other interests of any kind or nature, now existing or hereafter acquired, subject to perfected first-priority Liens pursuant to the Security Instruments in favor of the Lender, subject only to Permitted Liens, mortgaged as security for the Obligations.

      "Notes" shall collectively mean the Lease Note and the Reserve Note, together with any and all renewals, extensions for any period, increases and rearrangements thereof.

      "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, and (b) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and with respect to all of the foregoing to the extent that any of the same includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and remains unpaid at each relevant time of determination.

      "Oil and Gas Properties" shall mean fee, leasehold or other interests, of any type, nature or kind, in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to Oil and Gas Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Oil and Gas Properties appertaining, belonging, affixed or incidental thereto.

      "Permitted Liens" shall mean (a) Liens for Taxes incurred in the course of business (which are not yet due or are being Contested in Good Faith); (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension or public liability obligations which are not yet due or are being Contested in Good Faith; (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of Law in the ordinary course of business in respect of obligations which are not yet due or are being Contested in Good Faith; (d) Liens of operators and non-operators under joint operating agreements arising in the ordinary course of the business of any Borrower to secure amounts owing, which amounts are not yet due and will be paid in accordance with each of such Borrower's customary business practices, as same exist on the date hereof or are being Contested in Good Faith; (e) Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons; (f) easements, rights of way, restrictions and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of any Borrower or materially detract from the value or use of the Property to which they apply; (g) Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which Borrower acquire the relevant Property; (h) other Liens existing as of the Closing Date and disclosed on Exhibit "E" attached hereto under the heading "Permitted Liens"; (i) Liens created in favor of the Lender and other Liens expressly permitted under the Security Instruments; (j) Liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of Property, provided that such encumbrances do not materially impair the use of such Property for the purposes intended, and none of which are violated by existing or proposed structure or land use, and such other material encumbrances as have been disclosed to and approved by Lender in writing; and (k) good faith deposits in connection with bids, tenders, contracts or leases, performance or other similar bonds.

      "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization or a government or any agency or political subdivision thereof.

      "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or any Commonly Controlled Entity is or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be an "employer" as defined in Section 3(5) of ERISA.

      "Principal Office" shall mean the office of Lender in Oklahoma City, Oklahoma County, Oklahoma presently located at 9400 Broadway Extension, Suite 750, Oklahoma City, Oklahoma 73116.

      "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

      "Release of Hazardous Substances" shall mean any emission, spill, release, disposal or discharge, except in accordance with a valid permit, license, certificate or approval of the relevant Governmental Authority, and notice of which is required to be given thereof by the person responsible for such emission, spill, release, disposal or discharge to a Governmental Authority of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of any Borrower.

      "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable Law, treaty, ordinance, order, judgment, rule, decree or regulation or determination of any Tribunal or other Governmental Authority, including, without limitation, rules, regulations and orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

      "Reserve Note" shall mean that certain restated term promissory note of the Borrower in the face amount of $350,000.00 in the form attached hereto as Exhibit "D-2", which amends and restates the Restated Note, together with any and all renewals, extensions for any period, increases and rearrangements thereof.

      "Responsible  Officer" shall mean, as to the Borrower,  Tyrone
       --------------------
J. Fairbanks, or such other officer as shall be designated in writing to the Lender by Tyrone J. Fairbanks.

      "Security Instruments" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Subsection 4.1, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as the same may be amended from time to time. The term "Security Instruments" shall include those mortgages, deeds of trust, assignments, security agreements, and financing statements executed in conjunction with the Former Agreement and any amendments to such documents.

      "Subordinated Notes" shall collectively mean a series of promissory notes in form and substance identical to the note attached as Exhibit "I" attached hereto and made a part hereof.

      "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

      "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List (NPL) and eligible for remedial action, or any comparable state registry or list in any state of the United States.

      "Taxes" shall mean all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

      "Transferee" shall mean any Person to which the Lender has sold, assigned, transferred or granted a participation in any of the Obligations, as authorized pursuant to Section 10.1, and any Person acquiring, by purchase, assignment, transfer or participation, from any such purchaser, assignee, transferee or participant, any part of such Obligations.

      "Tribunal" shall mean any court, governmental department or authority, commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish, or municipality, whether now or hereafter existing, having jurisdiction over the Lender, the Borrower or their respective Property.

      "Warrant" shall collectively mean and refer to that certain Warrant to Purchase Shares of Common Stock, Warrant Certificate No. 243, dated as of August 30, 2002, representing 1,285,715 warrants of shares of stock of the Borrower, and that certain Warrant to Purchase Shares of Common Stock, Warrant Certificate No. 244, dated as of September 10, 2002, representing 642,857 warrants of shares of stock of the Borrower.

      1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

      1.4 References. References in this Agreement to Exhibit, Article or Section numbers shall be to Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article or Section in which such reference appears.

                                   ARTICLE 2


                      AMOUNT AND TERMS OF CREDIT FACILITIES

      2.1 The Lease Loan. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties made by Borrower herein, Lender agrees to make Advances from time to time under the Lease Note, on or before the Maturity Date, in accordance with the borrowing procedures set forth in paragraph 2.4 hereof; provided, however, that the Lease Loan Balance at any one time outstanding under the Lease Note shall not exceed the Commitment Amount then in effect. No individual Advance when combined with all other unpaid and outstanding Advances shall exceed the Available Commitment. Within the limits set forth herein, Borrower may borrow, repay without penalty or premium, and re-borrow as provided in this paragraph 2.1.

      2.2 The Reserve Loan. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties made by Borrower herein, Lender agrees to make and fully fund the Reserve Loan to be evidenced by the Reserve Note.

      2.3 The Notes. All Advances shall be evidenced by the Notes, which shall be made, executed and delivered by Borrower to Lender on the Closing Date. Notwithstanding the principal amount stated on the face of the Notes, the actual principal amount due from Borrower on account of the Notes shall be the sum of all Advances made by Lender under the Notes, less all principal payments actually received by Lender in collected funds for application to the Loans.

      2.4 Use of Proceeds. Proceeds of Advances made under the Reserve Loans shall be used for corporate purposes. The proceeds of Advances made under the Lease Loan are restricted to the purchase of oil & gas leases, including any brokerage costs associated with acquiring such oil & gas leases, and the purchase of seismic other than the seismic which is the subject of the Exploration Agreement.

      2.5 Borrowing Procedures. Borrower may request an Advance under the Lease Loan on any Business Day on or before the Maturity Date. Borrower shall make each request by giving Lender written notice (which may be sent via facsimile) in the form of a properly completed and executed Advance Request stating the amount of the requested Advance. Subject to Borrower's satisfaction of all other conditions precedent as set forth in Section 4.2 hereof, each Advance under the Lease Loan will be made on the same Business Day on which Lender receives the Advance Request, if the Advance Request is received by 10:00 a.m., or on the following Business Day, if it is received after 10:00 a.m. Unless Lender is otherwise instructed by any Borrower, Advance Requests may be signed and submitted on behalf of Borrower by the Responsible Officer.

      2.6 Interest Rate. The outstanding unpaid principal balance of the Notes shall bear interest at a rate per annum equal to the Base Rate. Upon notice from Lender to Borrower of the occurrence of any Event of Default, the unpaid principal amount from time to time outstanding under the Notes shall bear interest at the Default Rate. Interest shall be computed on the Notes for the actual number of days elapsed on the basis of a year consisting of 360 days.

      2.7  Scheduled Principal and Interest Payments.
           -----------------------------------------

           2.7.1 Lease Loan. Payments of accrued interest on the outstanding principal balance of the Lease Note shall continue to be due and payable on the first (1st) day of each and every month and on the Maturity Date. Commencing October 1, 2003, and each continuing on the first day of each month thereafter, Borrower shall make a principal payment under the Lease Note sufficient to reduce the outstanding principal balance thereof to the Commitment Amount for the date set forth on Exhibit "B". If on the first
      (1st) day of any month the Lease Loan Balance exceeds the Commitment Amount, the Borrower shall immediately make such principal payments as may be necessary to reduce the Lease Loan Balance of the Lease Note to an amount less than or equal to the Commitment Amount then in effect. The entire outstanding principal balance of the Lease Note and all unpaid interest accrued thereon shall be due and payable on the Maturity Date.

           2.7.2 Reserve Loan. Payments of accrued interest on the outstanding principal balance of the Reserve Note shall continue to be due and payable on the first (1st) day of each and every month and on the Maturity Date. Commencing March 1, 2003, and each continuing on the first day of each month thereafter, Borrower shall make a principal payment under the Reserve Note sufficient to reduce the outstanding principal balance thereof to the borrowing base amount for the date set forth on Exhibit "F" attached hereto (the "Reserve Loan Commitment Amount"). The Reserve Loan Commitment Amount shall be further decreased by the amounts set forth on Exhibit "G" attached hereto and made a part hereof, if the Oil and Gas Properties set forth thereon are sold by the Borrower. If on the first
      (1st) day of any month the Reserve Loan balance exceeds the Reserve Loan Commitment Amount, the Borrower shall immediately make such principal payments as may be necessary to reduce the Reserve Loan balance of the Reserve Note to an amount less than or equal to the Reserve Loan Commitment Amount then in effect. The entire outstanding principal balance of the Reserve Note and all unpaid interest accrued thereon shall be due and payable on the Maturity Date.

      2.8 Making of Payments. All payments (including prepayments) made by Borrower on account of the Notes shall be made to Lender at any office of Lender, at or before 2:00 p.m., local time, in lawful money of the United States of America and in immediately available funds. If any payment under the Notes shall be due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      2.9 Maximum Lawful Interest Rate. It is not the intention of Lender or Borrower to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to Lender for use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount permissible under applicable law. If from any circumstances

Lender shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of loans evidenced by the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate of interest on account of such loans is uniform throughout the term thereof. This Section 2.8 shall control every other provision of the Loan Documents and all other agreements between Lender and Borrower contemplated thereby.

      2.10 Voluntary Prepayments. The Borrower shall have the right at any time or from time to time to prepay without premium or penalty, all or any part of the balance outstanding on the Notes; provided, however, until all Obligations are fully paid and satisfied, no unscheduled principal reduction shall excuse the payment as it becomes due of any payment provided for herein. All prepayments made pursuant to this Section shall be applied first to accrued and unpaid interest and then to the Loan balance.

      2.11 Fees.

           (a) Transaction Costs. Borrower shall pay all fees and expenses involved in the closing of this Loan; provided, the Borrower will not be required to pay more than $5,000.00 of such fees and expenses. The Borrower will pay all costs and expenses associated with recording of Lender's security interests and the fees and expenses payable by the Lender which are incidental to the enforcement or defense of this Agreement or any instrument executed pursuant hereto.

           (b) Other Fees. In addition to interest on the Notes and such other fees as set forth herein, Borrower shall pay Lender such other fees as are mutually agreed upon by and between Borrower and Lender and which such fees may not be specifically set forth herein.

      2.12 Advances to Satisfy Obligations of Borrower. The Lender may, but shall not be obligated to, make Advances for the benefit of the Borrower and apply same to the satisfaction of any condition, warranty, representation or covenant of the Borrower contained in this Agreement or any other Loan Document. Any funds so advanced and applied shall be part of the proceeds advanced under and evidenced by the Notes and shall bear interest at the Default Rate of interest.

      2.13 Letters in Lieu of Transfer Orders. Notwithstanding any other term or provisions hereof to the contrary, the Lender agrees that the letters in lieu of transfer or division orders provided by the Borrower will not be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters. In the event Lender exercises the rights set forth in this Section 2.13, Lender agrees that it shall request such purchasers of production to remit any proceeds net of lease operating expenses and production taxes. Lender may accept any gross payments made despite such requests without liability hereunder.

      2.14 Power of Attorney. The Borrower hereby designates the Lender as its agent and attorney-in-fact, to act in their name, place and stead (individually and collectively) for the purpose of completing and delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Lender, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable until the obligations, if any, of the Lender hereunder have terminated and the full satisfaction of all Obligations. The powers conferred on the Lender by this appointment may only be exercised by the Lender by execution by any Person who, at the time of exercise, is an officer of the Lender, and are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives or has expressly directed that others receive as a result of the exercise of such powers..

                                   ARTICLE 3

                COLLATERAL AND OTHER TYPES OF CREDIT ENHANCEMENT

      3.1 Oil and Gas Properties. Borrower shall grant and maintain in favor of Lender at all times until the Obligations are paid and satisfied in full, valid first mortgage liens and first, prior and perfected security interests in and to all their right, title and interest in the Oil and Gas Properties attached as Exhibit "H" hereto. Borrower shall execute and deliver, or cause to be executed and delivered, such oil and gas mortgages, deeds of trusts, instruments, agreements, assignments, financing statements and other documents as may be reasonably necessary in the opinion of Lender and Lender's counsel to grant Lender valid first mortgage liens and first, prior and perfected security interests in and to such Oil and Gas Properties.

      3.2 New Properties. At the time any Advance is used to finance the acquisition of any Oil and Gas Properties by Borrower, Borrower shall, at Lender's discretion, grant and thereafter shall maintain in favor of Lender at all times until the Obligations are paid and satisfied in full, valid first mortgage liens and first, prior and perfected security interests in and to all of their right, title and interest in such Oil and Gas Properties. On or before the 1st and 15th of each month in which the Borrower acquires any new oil & gas leases, Borrower shall execute and deliver, or cause to be executed and delivered, such oil and gas mortgages, deeds of trusts, instruments, agreements, assignments, financing statements and other documents as may be reasonably necessary in the opinion of Lender and Lender's counsel to grant Lender valid first mortgage liens and first, prior and perfected security interests in and to such new Oil and Gas Properties. Borrower further understand and agrees that no more than $75,000.00 of the Lease Loan may be Advanced on an unsecured basis at any time for the acquisition of any new oil & gas leases, and the purchase of seismic other than the seismic which is the subject of the Exploration Agreement.

      3.3 Warrant. Borrower shall issue Lender the Warrant in substantially the form of Exhibit "J" attached hereto.

                                   ARTICLE 4

                                   CONDITIONS

      The obligations of the Lender to enter into this Agreement and to make Advances are subject to the satisfaction of the following conditions precedent unless waived in writing by Lender:

      4.1 Receipt of Loan Documents and Other Items. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, shall be satisfactory in the good faith judgment of the Lender, and the Lender shall have received, reviewed and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged, all in form and substance satisfactory in the good faith judgment of the Lender and dated, where applicable, of even date herewith or a date prior thereto (unless specifically noted below to the contrary) and acceptable in the good faith judgment of the
Lender:

           (a) multiple counterparts of this Agreement, as reasonably requested by the Lender;

           (b)    the Notes;

           (c)    the Warrant;

           (d) copies of Borrower's Articles of Incorporation and/or Certificate of Incorporation and all amendments thereto and by-laws and all amendments thereto, accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower, to the effect that each such copy is correct and complete;

           (e) certificates of incumbency and signatures of all of Borrower's officers who are authorized to execute Loan Documents on behalf of Borrower, executed by the secretary or an assistant secretary of Borrower;

           (f) copies of corporate resolutions approving the Loan Documents to be executed by Borrower and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of the Borrower, accompanied by a certificate of the respective secretary or an assistant secretary of Borrower, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

           (g) the following Security Instruments transferring, creating, evidencing, perfecting and otherwise establishing, as applicable, Liens in favor of the Lender, in and to the Oil and Gas Properties listed and described in Exhibit "H" and the Collateral;

                  (i) Mortgage, Security Agreement, Financing Statement and Assignment of Production and/or Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from Borrower covering certain Oil and Gas Properties located in any and all states in which the Oil and Gas Properties lie, and all improvements, personal property and fixtures related thereto;

                  (ii) Financing Statements from Borrower, as debtor, constituent to the document described in clause (i) above;

                  (iii)Undated letters in lieu of transfer orders, in form and substance satisfactory to the Lender, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties net of lease operating expenses and production taxes directly to the Lender; and

           (h)    Financial  Statements  of the  Borrower  dated as of June 30,
2002;

           (i) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of Borrower in the States of Delaware and Texas and all other jurisdictions covered by the Oil and Gas Properties where such qualification is required and where failure to be qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

           (j) results of searches of the UCC records of the State of Oklahoma and any and all other jurisdictions in which Oil and Gas Properties are located from a source acceptable to the Lender and reflecting no Liens, other than Permitted Liens, against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement;

           (k) opinion of Borrower's counsel substantially in the form acceptable to Lender;

           (l) a Request for Advance received by the Lender on or before 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day preceding the Closing Date;

           (m) such otheragreements, documents, items, instruments, opinions, certificates, waivers, consents and evidence as the Lender may reasonably request; and

           (n) the Borrower and any Affiliate thereof shall have made written disclosure of any and all pending or threatened litigation matters to Lender, and Lender shall be satisfied that such litigation matters are not expected to result in any material impairment of the ownership of the Borrower in any Collateral or to have a Material Adverse Effect on the Borrower or any Affiliate; and

      4.2 Each Advance Under the Notes. In addition to the conditions precedent stated in Section 4.1 having been fulfilled as of the Closing Date, the Lender shall not be obligated to make any Advance unless;

           (a) the Borrower shall have delivered to the Lender a Request for Advance at least the requisite time prior to the requested date for the relevant Advance; and each statement or certification made in such Request for Advance shall be true and correct in all material respects on the requested date for such Advance;

           (b) no Event of Default or Default exists or, or by virtue of any requested Advance, shall exist or will occur;

           (c) if requested by the Lender, the Borrower shall have delivered evidence satisfactory in the good faith judgment of the Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Advance;

           (d) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material Adverse Effect;

           (e) each of the representations and warranties contained in this Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrower as if made on the requested date for such Advance;

           (f) the Security Instruments shall be in full force and effect and provide to the Lender the Liens intended thereby;

           (g) to the extent of each Borrower's undivided interest therein, such Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof, except for Permitted Liens;

           (h) the Lender shall have received reimbursement from the Borrower, or legal counsel for the Lender shall have received payment from the Borrower, for all reasonable fees and expenses of counsel to the Lender for which the Borrower are responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Advance; and

           (i) all material matters incident to the consummation of the transactions hereby contemplated shall be satisfactory in the good faith judgment of the Lender.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

      To induce the Lender to enter into this Agreement and to make the Advances, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Notes) that:

      5.1 Due Authorization and Corporate Existence. The execution and delivery by Borrower of this Agreement and the borrowings hereunder; the execution and delivery by the Borrower of the Notes; the repayment of the Notes and interest and fees provided for in the Notes and this Agreement; the execution and delivery of the Security Instruments by Borrower and the performance of all obligations of Borrower under the Loan Documents and the Warrant are within the powers of Borrower and have been duly authorized by all necessary corporate action of Borrower. Borrower is a corporation legally existing and in good standing under the laws of the State of Texas and Delaware and is duly qualified as a foreign corporation and is in good standing in all states in which it is doing business, except where failure to be qualified will not have a Material Adverse Effect.

      5.2 Consents, Conflicts and Creation of Liens. The execution and delivery by Borrower of the Loan Documents and the performance of the obligations of each Borrower thereunder do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law which contravention or conflict would have a Material Adverse Effect, (c) contravene or conflict with any indenture, instrument or other agreement to which Borrower is a party or by which any Property of Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of any Borrower under any such indenture, instrument or other agreement, other than the Loan Documents.

      5.3 Valid and Binding Obligations. All of the Loan Documents, when duly executed and delivered by Borrower, will be the legal, valid and binding obligations of Borrower, enforceable against Borrower by the Lender in accordance with their respective terms, except as limited by equitable principals and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time-to-time affecting the rights of creditors generally.

      5.4 Title to Assets and Oil and Gas Properties. Borrower has defensible title to all of its Properties and Oil and Gas Properties including the Mortgaged Properties free and clear of all Liens and such defects in title that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect except Permitted Liens.

      5.5 Scope and Accuracy of Financial Statements. The Financial Statements of the Borrower dated as of the dates set forth in Section 4.1(h) present fairly the financial position and results of operations of the Borrower as at the relevant point in time or for the period indicated. No event or circumstance has occurred since the dates set forth in Section 4.1(h) which could reasonably be expected to have a Material Adverse Effect.

      5.6 Liabilities, Litigation, and Restrictions. Other than as disclosed on the Financial Statements of the Borrower dated as of the dates set forth in
Section 4.1(h), the Borrower have no liabilities, direct or contingent, which may materially and adversely affect its business, operations or ownership of the Collateral. No Litigation of any nature affecting any Borrower is pending before any Tribunal or, to the best knowledge of any Borrower, threatened against or affecting such Borrower which might reasonably be expected to result in any material impairment of its ownership of any Collateral or to have a Material Adverse Effect. To the best knowledge of Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the material business or operations of Borrower or the ownership and operation of a material portion of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by Borrower.

      5.7 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority, Tribunal or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents, or any instrument contemplated hereby or thereby, the repayment by the Borrower of the Notes and the interest and fees provided in the Notes and this Agreement, or the performance (except in the Event of Default) by the Borrower of the Obligations.

      5.8 Compliance with Laws. To the best of Borrower's knowledge, Borrower and its Property, including, without limitation, the Mortgage Properties, are in compliance in all material respects with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

      5.9 Proper Filing of Tax Returns and Payment of Taxes Due. Borrower has duly and properly filed their United States income tax returns and all other tax returns which are required to be filed by such Borrower. Borrower has paid all taxes due except such as are being Contested in Good Faith and as to which adequate provisions and disclosures have been made. The charges and reserves of Borrower with respect to taxes and other governmental charges are adequate, and Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with taxes, assessments, or charges not provided for on its books.

      5.10 ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower. The Borrower will promptly furnish to the Lender immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

      5.11 Environmental Laws. To the best knowledge and belief of Borrower, except as would not have a Material Adverse Effect:

           (a) no Property of Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

           (b) no Hazardous Substances have been generated, transported and/or disposed of by Borrower at a site which was, at the time of such generation, transportation and/or disposal, or has since become, a Superfund Site;

           (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, no Release of Hazardous Substances by Borrower or from, affecting or related to any Property of Borrower or adjacent to any Property of Borrower has occurred; and

           (d)    no Environmental Complaint has been received by Borrower.

      5.12 No Material Misstatements. To Borrower's knowledge, no information, exhibit, statement or report furnished to the Lender by or at the direction of Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

      5.13 Casualties or Taking of Property. Neither the business nor any Property of Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God, which, as a result thereof, could reasonably be expected to have a Material Adverse Effect.

      5.14 Locations of Business, Offices, and Property. The principal place of business and chief executive office of the Borrower is located at the address of the set forth in Section 10.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location of the Borrower is within a state in which appropriate financing statements from the Borrower, or any one of them, in favor of the Lender have been filed.

      5.15 Security Instruments. The provisions of each Security Instrument are effective to create in favor of the Lender, a legal, valid and enforceable Lien, except as limited by equitable principles and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time-to-time affecting the rights of creditors generally, in all right, title and interest of the Borrower, or any one of them, in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable Laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title and interest of the Borrower in the Collateral described therein, subject to Permitted Liens.

      5.16 Other Notes. Each of the Subordinated Notes is in form and substance identical to the note attached hereto as Exhibit I. Each of the Bridge Notes is in form and substance identical to the note attached hereto as Exhibit K. There are no other instruments, documents or agreements in connection with the Subordinated Notes or Bridge Notes.

                                   ARTICLE 6

                              AFFIRMATIVE COVENANTS

      Unless agreed in writing by the Lender to the contrary, so long as any Obligation remains outstanding or unpaid or any commitment to make Advances exists Borrower shall:

      6.1 Maintenance and Access to Records. Keep adequate records of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available during Borrower's customary business hours for inspection by the Lender and, at the expense of the Borrower, allow the Lender to make copies thereof at the Borrower's premises and take same to Lender's place of business.

      6.2 Financial Statements. On or before the earlier of the date Borrower must submit annual financial information to the Securities and Exchange Commission, or 120 days following the conclusion of each fiscal year of the Borrower, Borrower shall furnish to the Lender a Financial Statement prepared in accordance with GAAP and audited by and issued from Grant Thornton L.L.P., or an independent firm of certified public accountants otherwise acceptable to Lender. On or before the earlier of the date Borrower must submit quarterly financial information to the Securities and Exchange Commission, or 45 days following the conclusion of each fiscal quarter of the Borrower, Borrower shall furnish to the Lender a Financial Statement prepared in accordance with GAAP. Concurrent with the Financial Statements, Borrower shall provide a Compliance Certificate executed by the Responsible Officer stating that he, after due inquiry, has no knowledge of a Default or Event of Default.

      6.3 Status Reports. Within ten (10) days of the end of each month hereafter, Borrower shall provide to Lender a copy of the monthly status report described at Section 2.1.2 of the Exploration Agreement.

      6.4 Exploration Report. On the 1st and 15th day of each month hereafter, the Borrower shall provide the Lender with a copy of the most recent exploration report described in the Exploration Agreement.

      6.5 Notification Letter. Upon its receipt of a Notification Letter as described in Section 2.2.8 of the Exploration Agreement, Borrower shall immediately provide a copy thereof to Lender.

      6.6 Notices of Certain Events. Deliver to the Lender, immediately upon the Responsible Officer's having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by the Responsible Officer and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

           (a)    any Default or Event of Default;

           (b) any Default or Event of Default under any material contractual obligation of Borrower or any material Litigation, affecting Borrower before any Governmental Authority or Tribunal;

           (c) any Litigation involving Borrower as defendant or in which any Property of Borrower is subject to a claim (i) in which the amount involved is $10,000 or more and which is not covered by insurance, (ii) in which, together with any other outstanding litigation or proceeding (whether or not previously disclosed hereunder), the aggregate amount involved in all such litigation is $10,000 or more and which is not covered by insurance, or (iii) in which injunctive or similar relief is sought which affects a Property having a fair market value (net to the Borrower's interest therein) of more than $10,000 or could reasonably be expected to result in an expenditure by Borrower of more than $10,000;

           (d) any existing or asserted Lien on any of the Properties of Borrower, personal or real, tangible or intangible, including without limitation the Mortgaged Properties, excluding Permitted Liens;

           (e) the receipt by Borrower of any Environmental Complaint or any formal request from any Governmental Authority or other Person for information (other than requirements for compliance reports) regarding any Release of Hazardous Substances by Borrower from, affecting or related to any Property of Borrower or adjacent to any Property of the Borrower which Environmental Complaint or request could reasonably be expected to have a Material Adverse Effect;

           (f) any actual, proposed or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of Borrower following any allegation of a violation of any Environmental Law which testing or investigation could reasonably be expected to have a Material Adverse Effect;

           (g) any Release of Hazardous Substances by Borrower from, affecting or related to any Property of Borrower or adjacent to any Property of Borrower except in accordance with applicable Environmental Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization, which Release, violation, revocation, suspension, forfeiture or failure could reasonably be expected to have a Material Adverse Effect; and

           (h) any change in Borrower's accounting practices and procedures, including a change in its fiscal year; and

           (i)    any Material Adverse Effect.

      6.7 Letters in Lieu of Transfer Orders. Promptly upon a reasonable request by the Lender at any time and from time to time and without limitation on the rights of the Lender in accordance with Sections 2.13 and 2.14, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Lender in satisfaction of the conditions set forth in Subsection 4.1(g)(iii), as are necessary or appropriate to cover any additional, material purchasers of production.

      6.8 Division Orders. Promptly upon request by the Lender at any time and from time to time following the occurrence of any Event of Default and without limitation on the rights of the Lender in accordance with Sections 2.13 and 2.14, execute such division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Lender proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property.

      6.9 Additional Information. Furnish to the Lender, promptly upon the reasonable request of the Lender, such additional financial, title, engineering, production or other information concerning the assets, liabilities, operations and transactions of the Borrower as the Lender may from time to time reasonably request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in name or the location of any principal place of business or chief executive office of the Borrower; and upon the reasonable request of the Lender, the Borrower shall execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

      6.10 Compliance with Laws. In all reasonable and in all material respects, comply with all applicable Requirements of Law, including, without limitation,
(a) the Natural Gas Policy Act of 1978, as amended, (b) the minimum funding requirements of ERISA so as not to give rise to any material liability or reportable event, as defined by ERISA, thereunder, (c) Environmental Laws (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance or conduct of the operations of the Borrower, including, without limitation, all permits, licenses, registrations, approvals and authorizations, or (iii) applicable to the use, generation, handling, storage, treatment, transport or disposal of any Hazardous Substances, the resulting non-compliance of which could have a Material Adverse Effect; and
(d) securities laws and cause all operators, employees, crew members, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

      6.11 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent and other Indebtedness which, if unpaid, might become a Lien, other than a Permitted Lien, against the Property of the Borrower, except any of the foregoing being Contested in Good Faith.

      6.12 Hazardous Substances Indemnification. Indemnify and hold the Lender harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under or from any Property of the Borrower, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Property of the Borrower, whether prior to or during the term hereof, and whether by the Borrower, or any predecessor in title, employee, agent, contractor or subcontractor of the Borrower, or any other Person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrower, or (d) any contamination of any Property or natural resources of the Borrower arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by Borrower, or any employee, agent, contractor or subcontractor of Borrower, while such Persons are acting within the scope of their relationship with the Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law, including, without limitation, any of the foregoing arising from negligence, whether sole or concurrent, on the part of the Lender; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement, unless all such Obligations have been satisfied wholly in cash from the Borrower and not by way of realization against any Collateral or the conveyance of any Property in lieu thereof, provided that such indemnity shall not extend to any of the foregoing resulting from the Lender's gross negligence or willful conduct or any act or omission by the Lender with respect to any Property subsequent to the Lender becoming the owner of such Property and with respect to which Property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto by the Lender.

      6.13 Maintenance of Corporate Existence and Good Standing. Maintain its corporate existence or qualification and good standing in all states in which it is doing business, except where failure to do so will not have a Material Adverse Effect.

      6.14 Further Assurances. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge and deliver such other assurances and instruments as shall, in the good faith and reasonable opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

      6.15 Initial Fees and Expenses of Lender and/or Legal Counsel to Lender. Promptly reimburse the Lender for all reasonable and customary out-of-pocket expenses of the Lender in connection with this Agreement and all documentation contemplated hereby (up to $5,000.00), the satisfaction of the conditions precedent set forth herein and the consummation of the transactions contemplated in this Agreement (including, without limitation, all recording expenses and all filing fees).

      6.16 Subsequent Fees and Expenses. Promptly reimburse the Lender (after the Borrower's receipt of the Lender's request for reimbursement) for all amounts reasonably expended, advanced or incurred by the Lender, together with interest thereon as provided in this Section 6.16: (i) to satisfy any of the Obligations, (ii) to protect or enforce the Lender's rights under any of the Loan Documents or (iii) to protect the Collateral or business of the Borrower. The amount so reimbursable pursuant to this Subsection 6.16 shall bear interest at the per annum interest rate equal to the Base Rate, calculated on a basis of a calendar year of 360 days, but counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced or incurred by the Lender until the date that it is repaid to the Lender, with the obligations under this Section 6.16 surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian or liquidator of Borrower appointed in any such case.

      6.17 Maintenance and Inspection of Tangible Properties. Maintain all of their material tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate, if operated by Borrower, such Properties in a good and workmanlike manner; and permit any authorized representative or representatives of the Lender to reasonably visit and inspect any tangible Property of Borrower.

      6.18 Maintenance of Insurance and Evidence Thereof. Continue to maintain or continue to be maintained, insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Lender, and, on the Closing Date or upon any renewal of any such insurance and at other times upon the reasonable request by the Lender, furnish to the Lender evidence, satisfactory in the good faith judgment of the Lender of the maintenance of such insurance.

      6.19 Payment of Notes and Performance of Obligations. Pay the Notes according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act as required in the Loan Documents and discharge all other Obligations. Borrower shall pay when due all amounts under the Exploration Agreement, shall not otherwise commit any breach thereof or default thereunder, and shall not permit the Exploration Agreement to become terminated as it pertains to Borrower.

      6.20 Operation of Oil and Gas Properties/Payment. Develop, maintain and operate, if Borrower is designated as operator thereof, the Mortgaged Properties in a prudent and workman-like manner in accordance with industry standards. Borrower shall pay all invoices on the Oil & Gas Properties when due, but in no event, later than 75 days after the date of the invoice; provided, that in no event shall such invoices applicable to any given month remain unpaid if Borrower has been credited with production revenue for that particular month. Borrower shall provide Lender, within fifteen (15) days after the end of particular accounting month, an aged accounts payable report for such accounting month.

      6.21 Prospects. Borrower shall pay when due all amounts owed under any operating agreement regarding any Prospect (as defined in the Exploration Agreement) for an operation to which Borrower has consented. In the event Borrower determines that it will not consent to any proposed subsequent operation on any Prospect or other of the Mortgaged Properties, it shall give notice of such fact to Lender. Such notice shall be in writing and shall be delivered to Lender within five (5) days of the receipt by Borrower of the notice of proposed subsequent operation, unless the operating agreement governing such proposed subsequent operation provides for consent within 48 hours or less, in which case Lender shall be provided by Borrower with notice of such proposal immediately upon its receipt by Borrower. Thereafter, Lender shall advise Borrower of whether Lender elects to participate in the proposed operation within five (5) days of receipt of Borrower's notice, unless the operating agreement governing such proposed subsequent operation provides for consent within 48 hours or less, in which case Lender shall advise Borrower of its election as to whether it desires to participate with 24 hours of its receipt of Borrower's notice. If Lender elects to participate in the proposed operation, it shall provide Borrower with written notice of such election within the time limits provided for herein, and Borrower shall immediately assign Borrower's interest to Lender, subject to any reversionary interest in Borrower, and Lender shall thereafter pay the operator of such interest the amount of Borrower's share of the cost of the proposed operation. Failure of Lender to provide notice within the time limits provided for herein shall constitute Lender's unequivocal election to not participate in the proposed operation. Thereafter, Lender shall bear all risks of a consenting party with respect to the proposed operation under the applicable operating agreement and shall hold Borrower harmless therefrom. Lender shall also be entitled to own Borrower's share of all equipment, facilities, and production associated with or resulting from such proposed operation until such time as it has recovered the non-consent penalty provided for in the applicable operating agreement, at which time ownership of all such facilities, equipment, and production shall revert to Borrower.

      6.22 Production Report. Within forty-five (45) days from each accounting month end, Borrower shall furnish Lender two separate monthly summary reports of oil and gas production. One on an accounting month basis and one on a production month basis, for the immediately preceding six month's sales volume, sales revenues, production taxes, operating expenses, capital expenditures and net operating income from or attributable to the Borrowers' Oil and Gas Properties, with detailed calculations and worksheets, and, in the case of take or pay or prepayment agreements during such month, provide copies of same.

      6.23 Existing Business. Maintain its line of business as engaged in as of the Closing Date unless otherwise consented to by Lender in writing.

                                   ARTICLE 7

                               FINANCIAL COVENANTS

                              Intentionally Omitted



                                   ARTICLE 8

                               NEGATIVE COVENANTS

      Unless agreed in writing by the Lender to the contrary, so long as any Obligation remains outstanding or unpaid or any Commitment Amount exists, Borrower shall not:

      8.1 Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation without the prior written agreement of the Lender.

      8.2 Liens. Create, incur, assume or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property of the Borrower pledged to secure the Loans, whether now owned or hereafter acquired; provided however, the foregoing restrictions shall not apply to Permitted Liens.

      8.3 Sales of Assets. Sell, transfer or otherwise dispose of all or a substantial portion of the assets of Borrower or any Subsidiaries thereof, now owned or hereafter acquired, whether pursuant to a single transaction or a series of transactions pertaining to Mortgaged Properties; provided, however, Borrower may sell its Oil & Gas Properties identified at Exhibit "G" so long as the Lender receives (as a principal reduction of the Loans) the greater of (i) 125% of the reserve value set forth on Exhibit "G", or (ii) 50% of the proceeds of such sale. The phrase "substantial portion of its assets" shall mean asset sales, which exceed, in the aggregate, $100,000.00 during any one fiscal year, without the prior written agreement of the Lender. Asset sales specifically include sales of Oil and Gas Properties.

      8.4 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or Advances or other extension of credit, direct or indirect, to any Person or Affiliate.

      8.5 Cancellation of Insurance. Allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal or comparable substitution.

      8.6  Mergers and Consolidations; Changes in Corporate Structure. Will not
(i) discontinue business; (ii) make any material change in the nature of or manner in which it conducts its business; (iii) form any Plan which is subject to Title IV of ERISA; (v) liquidate, wind-up or dissolve; or (iv) incur any material change in the current senior and/or executive management of Borrower.

      8.7 Transactions with Affiliates. Directly or indirectly, enter into any sale, lease or exchange of Property or any contract for the rendering of goods or services with any Affiliate other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which is not an Affiliate.

      8.8 Lines of Business. Expand, on its own or through any Subsidiary or Affiliate, into any line of business other than those in which it is engaged as of the Closing Date if such an expansion could have a Material Adverse Effect.

      8.9 Organization or Acquisition of Subsidiaries. Organize or acquire any Subsidiary in addition to those existing as of the Closing Date, if any such organization or acquisition would have a Material Adverse Effect.



                                   ARTICLE 9

                                EVENTS OF DEFAULT

      9.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default as that term is used herein:

           (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement, the Notes or any Fee provided for herein, which default continues for ten (10) days from written notice thereof by Lender to Borrower;

           (b) an Event of Default as defined in any Loan Document shall have occurred;

           (c) default shall be made by Borrower in the due observance or performance of any of its obligations, covenants or agreements contained in any of the Loan Documents, which default continues for twenty (20) days from written notice thereof by Lender to Borrower;

           (d) any representation or warranty made by Borrower in any of the Loan Documents, including, without limitation, in a Request for Advance, proves to have been untrue in any material respect or any representation, statement

(including Financial Statements), certificate or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified and such misrepresentation or breach of warranty has a Material Adverse Effect;

           (e) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding concerning Borrower, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

           (f) an order, judgment or decree shall be entered against Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within 30 days after the issuance and entry thereof;

           (g) the levy against any significant portion of the Property of Borrower, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy and which has a Material Adverse Effect;

           (h) a final and non-appealable order, judgment or decree shall be entered against Borrower for money damages and/or Indebtedness due in an amount in excess of $10,000.00 which is not otherwise covered by insurance for 100% of the judgment and such order, judgment or decree shall not be dismissed or the execution thereof stayed within 30 days;

           (i) any Person shall engage in any Prohibited Transaction involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; the Borrower or any Commonly Controlled Entity (as such term is defined in ERISA) shall incur, or in the reasonable opinion of the Lender, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization (as such term is defined in ERISA) of, a Multi-Employer Plan (as such term is defined in ERISA); or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this Section 9.1(j) could subject the Borrower or any of them, or any Commonly Controlled Entity to any tax
(other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days;

           (j) Borrower shall have (i) concealed, removed or diverted, or permitted to be concealed, removed or diverted, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them; (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid with the intent to hinder, delay or defraud its creditors or any of them; or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

           (k) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby and such occurrence would have a Material Adverse Effect;

           (l) the good faith determination by the Lender that a Material Adverse Effect has occurred or will occur.

      9.2 Remedies. Upon the occurrence of an Event of Default, immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and
(ii) any obligation to make an Advance shall immediately cease and terminate unless and until reinstated by the Lender in writing, and in such event, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits of the Borrower (general or special, time or demand, provisional or final) held by the Lender, except to the extent any such deposits contain funds of persons other than Borrower or Borrower's Subsidiaries, and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations. Subject to the provisions of this Agreement, upon the occurrence of any Event of Default the Lender may, in addition to the foregoing, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

      As an alternative remedy to the foreclosure of the Mortgaged Properties, upon the occurrence of an Event of Default, the Lender shall have the immediate right to appoint a majority of the Board of Directors. In the event that Lender elects to exercise such remedy, any transaction between Borrower and Lender would require the majority vote of those members of the Board not appointed by Lender.

                                   ARTICLE 10

                                  MISCELLANEOUS

      10.1 Transfers and Participations. The Lender may, at any time, sell, transfer, assign or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and each prospective

Transferee all documents and information relating to such obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable. The Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee. The Lender agrees that each such Transferee shall assume all of the obligations of the Lender pursuant to the Loan Documents.

      10.2 Survival of Representations. Warranties and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any obligation to make an Advance exists.

      10.3 Notices and Other Communications. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by telegraph or telecopy). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telecopy notice, when receipt thereof is acknowledged orally, addressed as follows:

      if to the Lender, to:

      ENERQUEST OIL & GAS, L.L.C.
      9400 Broadway Ext., Suite 750
      Oklahoma City, Oklahoma 73114-7401
      Attention: Gregory W. Olson, President

      if to Borrower, to:

      FORTUNE NATURAL RESOURCES COMPANY
      515 W. Greens Road, Suite 720
      Houston, Texas 77067
      Attention:  Tyrone J. Fairbanks, Chief Executive Officer

Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

      10.4 Parties in Interest. Subject to applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Lender shall be binding upon and inure to the benefit of the Borrower or the Lender, as the case may be, and their respective heirs, legal representatives, successors and assigns.

      10.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

      10.6 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

      10.7 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

      10.8 Renewals and Extensions. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed or issued which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Notes, or any other Loan Document.

      10.9 No Waiver: Rights Cumulative. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. No Advance hereunder shall constitute a waiver of any of the covenants, warranties or conditions of the Borrower contained herein. In the event the Borrower are unable to satisfy any such covenant, warranty or condition, no such Advance shall have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default if same constitutes an Event of Default under the terms of this Agreement as hereinabove provided.

      10.10 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

      10.11 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

      10.12 Amendments or Modifications. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      10.13 Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

      10.14 Time, Place and Method of Payments. All payments required pursuant to this Agreement or the Notes shall be made in lawful money of the United States of America and in immediately available funds; shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m. Central Standard or Daylight Savings Time, as the case may be, on any Business Day; and shall be made at the Principal Office of the Lender. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

      10.15 Time of Essence. Time is of the essence of this Agreement and of each provision hereof.

      10.16 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided however, that in no event shall the Lender violate applicable Law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

      10.17 GOVERNING LAW. THIS AGREEMENT, THE NOTES, AND THE GUARANTY SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA.

      10.18 JURISDICTION AND VENUE. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement or any other loan document may be litigated, at the sole discretion and election of the Lender, in courts having situs in Oklahoma City, Oklahoma County, Oklahoma. The Borrower hereby submits to the jurisdiction of any local, state or federal court located in Oklahoma City, Oklahoma County, Oklahoma and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Lender in accordance with this section.

      10.19 WAIVER OF RIGHTS TO JURY TRIAL. The Borrower and the Lender hereby knowingly, voluntarily, intentionally, irrevocably and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim or other litigation that relates to or arises out of this Agreement or any other loan document or otherwise with respect thereto. The provisions of this section are a material inducement for the Lender entering into this Agreement.

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

      10.20 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties hereto with respect to the parties hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject hereof. Furthermore, in this regard, this written Agreement and the other written loan documents represent, collectively, the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

      IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

BORROWER:                      FORTUNE NATURAL RESOURCES COMPANY


                               /s/ Tyrone J. Fairbanks
                               ------------------------------------
                               By:     Tyrone J. Fairbanks
                               Title:  Chief Executive officer


LENDER:                        ENERQUEST OIL & GAS, L.L.C.


                               /s/ Gregory W. Olson
                               ------------------------------------
                               By:     Gregory W. Olson
                               Title:  President




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                                    EXHIBITS


Exhibit A:        Advance Request


Exhibit B:        Borrowing Base (Lease Loan)


Exhibit C:        Compliance Certificate


Exhibit D-1:      Lease Note


Exhibit D-2       Reserve Note


Exhibit E:        Permitted Liens


Exhibit F         Borrowing Base (Reserve Loan)


Exhibit G         Reserve Amounts/Sales Proceeds


Exhibit H         Oil & Gas Property Descriptions


Exhibit I         Subordinated Note


Exhibit J         Warrant


Exhibit K         Bridge Notes




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